                                                            EXHIBIT 1.1

                          STOCK PURCHASE AGREEMENT

                                  between

                              GARGOYLES, INC.
                                    and
                      U. S. BANK NATIONAL ASSOCIATION

                                May 28, 1999

                             CONTENTS
                             --------

ARTICLE 1.  AUTHORIZATION AND SALE OF SHARES                      1
     1.1    Authorization                                         1
     1.2    Sale of Shares                                        2

ARTICLE 2.  CLOSING                                               2
     2.1    Closing Date; Location                                2
     2.2    Certificates                                          2

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF GARGOYLES           3
     3.1    Organization and Standing                             3
     3.2    Authorization of Agreement                            4
     3.3    Subsidiaries                                          4
     3.4    Consents and Approvals                                4
     3.5    No Violations                                         4
     3.6    Capitalization                                        5
            (a)  As of the Date of this Agreement                 5
            (b)  Following the Closing                            5
            (c)  No Other Outstanding Securities                  6
     3.7    Financial Statements                                  6
     3.8    No Undisclosed Liabilities                            6
     3.9    Taxes                                                 6
     3.10   Real Property                                         7
     3.11   Intellectual Property                                 7
     3.12   Material Contracts                                    7
     3.13   Relations with Employees                              9
     3.14   Arrangements with Affiliates                          9
     3.15   Employee Benefits                                     9
     3.16   Litigation                                           10
     3.17   Compliance with Laws                                 11
     3.18   Environmental Matters                                11
     3.19   Insurance                                            12
     3.20   Product Liability and Recalls                        12
     3.21   Preferred Stock Authorized                           13
     3.22   Disclosure                                           13

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF IN  VESTOR         13
     4.1    Authority and Validity of Agreement                  13
     4.2    Sophistication of Investor                           14

ARTICLE 5.  GENERAL COVENANTS OF GARGOYLES                       14
     5.1    Expenses                                             14
     5.2    Registration Rights Agreement                        15

ARTICLE 6.  CONDITIONS TO CLOSING                                15
     6.1    Obligation of Investor to Close                      15
     6.2    Obligation of Gargoyles to Close                     16

ARTICLE 7.  SURVIVAL; INDEMNIFICATION                            17
     7.1    Survival of Representations and Warranties           17
     7.2    Indemnification of the Investor                      17
     7.3    Indemnification of Gargoyles                         17
     7.4    Indemnification Procedures                           18

ARTICLE 8.  MISCELLANEOUS                                        18
     8.1    Definitions                                          18
     8.2    Further Assurances                                   23
     8.3    Finder's Fees                                        23
     8.4    Binding Effect and Assignment                        24
     8.5    Waiver                                               24
     8.6    Notices                                              24
     8.7    Governing Law; Service of Process                    25
     8.8    Schedules and Exhibits                               25
     8.9    Section Headings                                     26
     8.10   Entire Agreement                                     26
     8.11   Counterparts                                         26


Exhibits:
--------
Exhibit A      Certificate of Designation of Rights and Preferences
               of Series A Preferred Stock of Gargoyles, Inc.          A-1
Exhibit B      Registration Rights Agreement                           B-1
Exhibit C      Form of Closing Opinion of Messrs. Karr Tuttle
               Campbell, Counsel to Gargoyles                          C-1

Schedules:
---------
3.4            Consents and Approvals
3.6(c)         Options, Warrants
3.9            Taxes
3.10           Real Property Leases
3.11           Intellectual Property
3.12           Material Contracts
3.13           Employee Relations
3.14           Affiliate Arrangements
3.15           Benefit Plans
3.16           Legal Proceedings
3.17           Compliance with Laws
3.18           Environmental Matters
3.19           Insurance

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of this 28th day of May 1999, by and between GARGOYLES, INC., a Washington corporation ("Gargoyles"), and U. S. Bank National Association (the "Investor").

                                R E C I T A L S

     Whereas, contemporaneously with the Closing (as defined herein) under this Agreement, Gargoyles and the Investor are entering into a Second Amended and Restated Credit Agreement dated as of the date of this Agreement and whereby the secured indebtedness of Gargoyles to the Investor is being restructured;

     Whereas, as part of such restructuring of indebtedness which is due and payable or May 28, 1999, and which Gargoyles is unable to pay, the parties hereto have agreed to enter into this Agreement and the related agreements described herein;

     Whereas, Gargoyles desires to designate the rights and preferences of its Series A Preferred Stock by adopting the Certificate of Designation of Rights and Preferences in the form attached hereto as Exhibit A (the "Certificate");

     Whereas, subject to the terms and conditions of this Agreement, Gargoyles desires to sell to the Investor, and the Investor desires to purchase from Gargoyles, certain shares of capital stock of Gargoyles;

     Whereas, Gargoyles has received a fairness opinion from Ladenburg Thalmann & Co., Inc. addressed to the Board of Directors of Gargoyles to the effect that the consideration received by Gargoyles for the Series A Preferred Stock to be issued to the Investor is fair, from a financial point of view, to the holders of the Common Stock of Gargoyles.

                               A G R E E M E N T

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions set forth herein, the parties hereto hereby agree as follows:


ARTICLE 1.  AUTHORIZATION AND SALE OF SHARES

     1.1  Authorization
     ------------------
     Gargoyles represents and warrants that:

     (a)  The Board of Directors of Gargoyles:

          (i) has adopted the "Designation of Rights and Preferences of Series A Preferred Stock of Gargoyles, Inc." in the form attached hereto as Exhibit A; and
          (ii) has reserved 31,600,342 shares of the presently authorized but unissued shares of Common Stock for issuance upon conversion of the Series A Preferred Stock.

     (c) Gargoyles has duly authorized the sale and issuance of ten million shares of its Series A Preferred Stock (the "Series A Preferred Stock") convertible into [forty million (40,000,000)] [or such greater number as is supported by the fairness opinion] shares of its Common Stock (the "Conversion Common Stock"). (The Series A Preferred Stock and the Common Stock to be issued upon conversion of the Series A Preferred Stock are collectively referred to herein as the "Shares").

     (d) The Series A Preferred Stock, when issued, will have the rights, privileges and preferences set forth in the attached Exhibit A.

     1.2  Sale of Shares
     -------------------
     Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2.1 hereof) Gargoyles agrees to sell and issue to the Investor, and the Investor agrees to purchase and accept from Gargoyles, Series A Preferred Stock in exchange for indebtedness held by Investor having a principal amount of $10,000,000.


ARTICLE 2.  CLOSING

     2.1  Closing Date; Location
     ---------------------------
     The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Perkins Coie, Seattle, Washington at 4:00 PM local time on May 28, 1999 or such other date and time as agreed by the parties (the "Closing Date").

     2.2  Certificates
     -----------------
     Subject to satisfaction or waiver of the conditions to Closing set forth herein, on the Closing Date Gargoyles shall deliver to the Investor a certificate representing the Series A Preferred Stock.


ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF GARGOYLES

     Gargoyles hereby represents and warrants to the Investor that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:

     3.1  Organization and Standing
     ------------------------------
     Gargoyles is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington and has full corporate power and authority to own its properties and to carry on its business as it is now conducted. Gargoyles is duly qualified or authorized to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to so qualify has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect with respect to Gargoyles.

     3.2  Authorization of Agreement
     -------------------------------
     Gargoyles has all requisite capacity, power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Gargoyles in connection with the consummation of the transactions contemplated by this Agreement (this Agreement, the Certificate, the Registration Rights Agreement (in the form attached hereto as Exhibit B) and such other documents to be executed and delivered by it in accordance herewith are referred to herein as the "Stock Transaction Documents"), and to perform fully its obligations under this Agreement and the other Stock Transaction Documents. Execution, delivery and performance by Gargoyles of this Agreement and each of the other Stock Transaction Documents to be executed by Gargoyles has been duly authorized by all necessary action on behalf of Gargoyles. This Agreement has been, and each of the Stock Transaction Documents will be, when executed and delivered by Gargoyles, duly and validly executed and delivered by Gargoyles and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, this Agreement constitutes, and each of the other Stock Transaction Documents will constitute, when executed and delivered by Gargoyles, legal, valid and binding obligations of Gargoyles, enforceable against Gargoyles in accordance with their respective terms, and subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     3.3  Subsidiaries
     -----------------
     Gargoyles owns all the issued and outstanding capital stock of H.S.C., Inc., a Washington corporation, Private Eyes Sunglass Corporation, a Washington corporation, and Sungold Eyewear, Inc., a Washington corporation (collectively, the "Subsidiaries"). In addition, Gargoyles owns 70% of the issued and outstanding shares of common stock of the kindling company, a California corporation ("Kindling") which was formed to develop and distribute Timberland brand sunglasses and eyewear under a license agreement with The Timberland Company. In 1998, all the assets of Kindling were sold, and the license agreement was terminated. Kindling no longer does any business and is in the process of being wound up. Except for Kindling and the Subsidiaries, Gargoyles does not own, directly or indirectly, any capital stock or other ownership interest in any other Person or have any agreement to acquire any such capital stock or other ownership interest. (Gargoyles and the Subsidiaries are referred to collectively herein as the "Companies").

     3.4  Consents and Approvals
     ---------------------------
     Except as set forth on Schedule 3.4 and except where the failure to do so has not resulted in and could not reasonably be expected to result in a Material Adverse Effect with respect to Gargoyles, Gargoyles is not required to obtain any Permit, make any filing with any Governmental Entity, or obtain the consent of any party to any Contract to which any of the Companies is a party in connection with the execution and delivery of this Agreement and any of the other Stock Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

     3.5  No Violations
     ------------------
     Except as set forth in Schedule 3.4 with respect to required consents, the execution and delivery of this Agreement and the other Stock Transaction Documents by Gargoyles and the consummation by Gargoyles of the transactions contemplated hereby and thereby do not (i) violate any provision of the Articles of Incorporation or Bylaws of Gargoyles; (ii) conflict with, result in a breach of, constitute a default under (or an event which, with notice or lapse of time or both, would constitute a default under), accelerate the performance required by, result in the creation of any Lien upon any of the properties or assets of any of the Companies, or create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any Contract to which any of the Companies is a party or by which the properties or assets of any of the Companies is bound, except where such violation, conflict, breach, default, acceleration or creation would not result in a Material Adverse Effect with respect to any of the Companies; or (iii) violate any Law or Order to which any of the Companies is subject, except where such violation would not result in a Material Adverse Effect with respect to any of the Companies.

     3.6  Capitalization
     -------------------

     (a)  As of the Date of this Agreement

     As of the date of this Agreement, the authorized capital stock of Gargoyles consists of:

          (i) Forty Million (40,000,000) authorized shares of Common Stock, without par value, of which 7,822,191 are issued and outstanding, 38,150 are unissued and reserved for issuance to Walter F. Walker pursuant to a Common Stock Purchase Warrant dated January 12, 1996, and 539,317 are unissued and reserved for issuance pursuant to the Gargoyles Stock Incentive Plan, provided, however, that 31,600,342 of the unissued shares have been reserved for issuance upon conversion of the Series A Preferred Stock; and

          (ii) Ten Million (10,000,000) shares of preferred stock, of which no shares are issued and outstanding, provided, however, that all of such shares of preferred stock have been designated as Series A Preferred Stock to be issued to the Investor pursuant to this Agreement.

     All the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

     (b)  Following the Closing

     Immediately following the Closing:

          (i) 7,422,191 shares of Common Stock will be held by Persons other than Investor or its affiliates;

          (ii) 400,000 shares of Common Stock will be held by the Investor or its affiliates;

          (iii) 539,317 shares of Common Stock will be reserved for the Gargoyles, Inc. 1995 Stock Incentive Compensation Plan;

          (iv) 38,150 shares of Common Stock will be reserved for issuance under a Common Stock Purchase Warrant to Walter F. Walker dated January 12, 1996; and

          (v) 31,600,342 shares of Common Stock will be reserved for issuance upon conversion of the Series A Preferred Stock.

     (c)  No Other Outstanding Securities

     Except as described in Schedule 3.6(c), there is no existing option, warrant, call, right, commitment or other agreement of any character to which Gargoyles is a party requiring, and there are no securities of Gargoyles outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of Gargoyles or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of Gargoyles. Except as set forth on Schedule 3.6(c), Gargoyles is not a party to any voting trust or other voting agreement with respect to any shares of its capital stock or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of its capital stock.

     3.7  Financial Statements
     -------------------------
     Copies of the consolidated financial statements, including consolidated balance sheets, consolidated statements of operations, consolidated statements of shareholders' equity, and consolidated statements of cash flows, for Gargoyles as of and for the years ended 1998, 1997, 1996, and 1995, as audited by BDO Seidman LLP (only 1998) and Ernst & Young LLP (other years), and the interim unaudited consolidated financial statements for the quarter ended March 31, 1999 (the "Financial Statements") have been delivered to Investor. The Financial Statements, including the notes thereto, fairly present the financial position of Gargoyles as of the respective dates thereof and the results of operations and cash flows of Gargoyles and its business for the periods indicated therein, and have been prepared in accordance with GAAP.

     3.8  No Undisclosed Liabilities
     -------------------------------
     Gargoyles has no liability of the type that should be reflected in balance sheets prepared in accordance with GAAP that was not disclosed or reflected in the Gargoyles March 31, 1999, consolidated balance sheet, except obligations under Contracts described in Schedule 3.12 or under Contracts that are not required to be disclosed thereon as a result of dollar thresholds specified in
Section 3.12.

     3.9  Taxes
     ----------
     Except as set forth on Schedule 3.9, all federal, state and local tax returns required by law to be filed prior to the Closing Date by any of the Companies have been filed, and Gargoyles has paid all taxes required to be paid in respect of the periods covered by the tax returns. All money required to be withheld by the Companies from the wages or salaries of their employees for income tax, social security and unemployment taxes has been withheld, and either paid to the proper tax receiving authority or set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books of the Companies.

     3.10 Real Property
     ------------------
     None of the Companies holds fee title to any real property. Schedule 3.10 sets forth a complete list of all real property and interests in real property leased by the Companies and identifies, for each real property lease (the "Real Property Leases"), the parties thereto, the address of the property subject thereto, and the fixed rent payable thereunder. Except as set forth in
Schedule 3.10, none of the Real Property Leases is subject to any sublease, license or other agreement granting to any third Person any right to use, occupy or possess any portion of the property subject to the Real Property Leases. Except as set forth on Schedule 3.10, each of the Real Property Leases is valid and enforceable in accordance with its terms, there is no default under any of the Real Property Leases, and to the knowledge of Gargoyles no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. Gargoyles has made available to the Investor true, correct and complete copies of the Real Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

     3.11 Intellectual Property
     --------------------------
     Except as set forth in Schedule 3.11, the Companies own or have the right to use all Intellectual Property used by them in the operation of their businesses, free and clear of all Liens other than license fees not yet due and payable. Except as set forth in Schedule 3.11, to the knowledge of Gargoyles, no other Person has been granted the right to use any Intellectual Property owned by any of the Companies, and to the knowledge of Gargoyles, no Person is infringing upon or misappropriating any Intellectual Property used by any of the Companies in the operation of their respective businesses. To the knowledge of Gargoyles, no activity in which any of the Companies is engaged infringes upon or misappropriates any Intellectual Property of any other Person.

     3.12 Material Contracts
     -----------------------
     (a) Except as set forth in Schedule 3.12, neither Gargoyles nor any Subsidiary nor any of their properties or assets is a party to or is bound by any of the following:

          (i) a material employment, consulting, non-competition, severance or indemnification Contract;

          (ii) an advertising, public relations, franchise, distributorship or sales agency Contract;

          (iii) a Contract involving the commitment, payment or receipt of in excess of $50,000 in the aggregate;

          (iv) a Contract granting a right of first refusal for the acquisition, sale or lease of any assets or capital stock of any of the Companies;

          (v)    a Contract with any Person involving a sharing of profits;

          (vi) a mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar Contract with respect to any real or tangible personal property of any of the Companies;

          (vii) a loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or any other similar type of Contract evidencing Indebtedness;

          (viii) a Contract with any Governmental Entity;

          (ix) a Contract with respect to the inspection, removal or remediation of Hazardous Materials;

          (x) a retainer Contract with any attorney, accountant, actuary, appraiser, investment banker or other professional adviser; or

          (xi)   a commitment or agreement to enter into any of the foregoing.

     (b) Gargoyles has delivered or otherwise made available to the Investor true, correct and complete copies of the Contracts listed in Schedule 3.12, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

     (c) Except as set forth in Schedule 3.12, each of the Contracts listed in such schedule is valid and enforceable in accordance with its terms, there is no material default under any such Contract by any of the Companies or, to the knowledge of Gargoyles, by any other party thereto, and to the knowledge of Gargoyles no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder.

     3.13 Relations with Employees
     -----------------------------
     Except as set forth on Schedule 3.13,

     (a) All of the Companies are in material compliance with all applicable Laws respecting employment and labor practices;

     (b) No collective bargaining agreement with respect to any of the Companies is currently in effect or being negotiated. None of the Companies has any obligation to negotiate any collective bargaining agreement;

     (c) There are no strikes, slowdowns, or work stoppages pending or, to the knowledge of Gargoyles, threatened in writing with respect to the employees of any of the Companies, nor to the knowledge of Gargoyles has any such strike, slowdown or work stoppage been threatened;

     (d) No charges with respect to or relating to any of the Companies are pending before any federal, state, local, or foreign agency responsible for the prevention of unlawful employment practices, nor has Gargoyles received notice that any such agency is investigating any of the Companies with respect to any such labor matter; and

     (e) To the knowledge of Gargoyles, none of the Companies or any employee of any of the Companies is in material violation of any term of any employment agreement, non-disclosure agreement, non-competition agreement or any other agreement regarding an employee's employment with any of the Companies.

     3.14 Arrangements with Affiliates
     ---------------------------------
     Except as listed in Schedule 3.14, none of the Companies is a party to any agreement or arrangement with any Affiliate of any of the Companies except on terms or conditions no less favorable to any of the Companies than would be customary for such transactions between unaffiliated parties or upon terms and conditions on which similar transactions with others could fairly be expected to be entered into.

     3.15 Employee Benefits
     ----------------------
     (a) Except as set forth in Schedule 3.15, none of the Companies maintains any Employee Benefit Plan.

     (b) Gargoyles has delivered or made available to the Investor or its counsel true and complete copies of:

          (i)    any material employment agreement; and

          (ii) any plan instruments and amendments thereto for all Employee Benefit Plans and related trust agreement, insurance or other contract, and summary plan descriptions, summaries of material modifications and material communications distributed to the participants of each such plan.

     (c) No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 413(c) of the Code.

     (d) None of the Employee Benefit Plans is subject to Title IV of ERISA or is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

     (e) Each Employee Benefit Plan is and has been operated in all material respects in compliance with its terms and all applicable Laws, except where a failure to so comply would not have a Material Adverse Effect on the Companies in the aggregate.

     (f) Except as set forth in Schedule 3.15, the consummation of the transactions contemplated by the Stock Transaction Documents will not result in:

          (i) any payment (including, without limitation, severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any director, officer, employee or consultant of any of the Companies;

          (ii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of any of the Companies; or

          (iii) acceleration of the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of any of the Companies. No Employee Benefit Plan provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of Gargoyles.

     3.16 Litigation
     ---------------
     Except as set forth in Schedule 3.16, there are no Legal Proceedings pending or, to the knowledge of Gargoyles, threatened that

     (a) question the validity of this Agreement or any of the other Stock Transaction Documents or any action taken or to be taken in connection with the consummation of the transactions contemplated hereby or thereby, or

     (b) have resulted or could reasonably be expected to result in a Material Adverse Effect on any of the Companies.

     Schedule 3.16 sets forth a true, correct and complete list of all Legal Proceedings pending or, to the knowledge of Gargoyles, threatened in writing against any of the Companies, together with a brief and accurate description of the claims involved. Except as set forth on Schedule 3.16, there is no outstanding or, to the knowledge of Gargoyles, threatened Order against or naming any of the Companies.

     3.17 Compliance with Laws
     -------------------------
     Except as set forth on Schedule 3.17, to the knowledge of Gargoyles, the Companies have at all times been in compliance in all material respects with all Laws and Orders promulgated by any Governmental Entity applicable to them or to the conduct of their business or operations or their properties or assets (other than Environmental Laws, which are addressed in Section 3.18). Except as set forth in Schedule 3.17, Gargoyles has not received, and to the knowledge of Gargoyles there has been no issuance of, any notice of a violation or alleged violation by any of the Companies of any such Law or Order. Except as set forth in Schedule 3.17, there is no investigation or review by any Governmental Entity with respect to any of the Companies pending or, to the knowledge of Gargoyles, threatened in writing, nor has any Governmental Entity notified Gargoyles in writing of its intention to conduct the same.

     3.18 Environmental Matters
     --------------------------
     Except as disclosed in Schedule 3.18:

     (a) the operations of the Companies are in material compliance with all applicable Environmental Laws;

     (b) to the knowledge of Gargoyles, no Hazardous Materials have been released at or have migrated from the property subject to the Real Property Leases not in compliance with applicable Environmental Law;

     (c) except for costs incurred in order to maintain material compliance with all Environmental Laws in the ordinary course of its business, Gargoyles is not subject to Environmental Losses with respect to Hazardous Materials, and to the knowledge of Gargoyles no facts or circumstances exist which could give rise to Environmental Losses with respect to Hazardous Materials;

     (d) the Companies obtained and currently maintain all Environmental Permits the absence of which would have a Material Adverse Effect on Gargoyles, and Gargoyles is in material compliance with such Environmental Permits and there are no Legal Proceedings pending or threatened in writing to revoke such Environmental Permits;

     (e) except for the costs incurred in order to maintain material compliance with all Environmental Laws in the ordinary course of its business, Gargoyles is not subject to any outstanding Order respecting (i) Environmental Laws, (ii) Remedial Action, (iii) any Environmental Claim or (iv) the Release or threatened Release of any Hazardous Material;

     (f) there are no Legal Proceedings pending or, to the knowledge of Gargoyles, threatened in writing against any of the Companies alleging the violation of any Environmental Law or Environmental Permit;

     (g) none of the Companies nor, to the knowledge of Gargoyles, any owner of property subject to a Real Property Lease has filed any notice with any authority responsible for enforcement of any Environmental Law reporting a Release of Hazardous Material into the environment at the real property subject to the Real Property Leases;

     (h) none of the operations of any of the Companies involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 CFR Parts 260-270, or any state, local or foreign equivalent; and

     (i) to the knowledge of Gargoyles, there is not now on, in, or under the real property subject to the Real Property Leases any underground storage tanks, above-ground storage tanks, dikes or impoundments, any asbestos-containing materials, any polychlorinated biphenyls, or any radioactive substances.

     3.19 Insurance
     --------------
     Schedule 3.19 sets forth a list of all insurance policies of any kind covering the Companies and any of their respective employees, properties, assets, or operations, including, without limitation, policies of life, disability, fire, theft, workers' compensation, employee fidelity, product liability and other casualty and liability insurance.

     3.20 Product Liability and Recalls
     ----------------------------------
     Except as disclosed in Schedule 3.16, Gargoyles is not aware of any claim against any of the Companies for injury to persons or property of employees or any third parties suffered as a result of the manufacture, sale or distribution of any product or the performance of any service by any of the Companies, including claims arising out of the allegedly defective or unsafe nature of the products sold or distributed by it.

     3.21 Preferred Stock Authorized
     -------------------------------
     The Board of Directors of Gargoyles has the authority to issue up to Ten Million (10,000,000) shares of Series A Preferred Stock and to fix the powers, designations, rights, preferences and restrictions thereof, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and the number of shares consisting each such series, without any further vote or action by the Gargoyles shareholders.

     3.22 Disclosure
     ---------------
     Neither this Agreement nor any of the other Stock Transaction Documents nor any other document, certificate or written statement furnished to the Investor by or on behalf of Gargoyles in connection with the transactions contemplated by this Agreement and the other Stock Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in the light of the circumstances under which such statements were made, it being understood and agreed by the Investor that no representation or warranty is made with respect to any projections or other prospective financial information. There is no fact known to Gargoyles (other than information concerning general economic conditions known to the public generally) which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on any of the Companies that has not been set forth in this Agreement, the schedules hereto, the other Stock Transaction Documents or other documents, certificates and written statements delivered in connection with the transactions contemplated hereunder.


ARTICLE 4.     REPRESENTATIONS AND WARRANTIES OF INVESTOR

     Investor represents and warrants to Gargoyles that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:

     4.1  Authority and Validity of Agreement
     ----------------------------------------
     Investor represents and warrants that it has all requisite power, capacity and authority to execute and deliver this Agreement and any other Stock Transaction Documents to be executed by Investor and to consummate the transactions provided for herein and therein in accordance with their terms. The execution, delivery and performance of this Agreement and each of the Stock Transaction Documents to be executed by Investor and the consummation by each Investor of the transactions provided for herein and therein, have been duly authorized and approved by all necessary action on the part of Investor, and no other action on the part of Investor is necessary to authorize the execution, delivery and performance of this Agreement or any of the other Stock Transaction Documents and the consummation of the transactions provided for herein in accordance with the terms hereof. This Agreement and each of the Stock Transaction Documents to be delivered by such Investor has been duly executed and delivered by Investor and is a valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

     4.2  Sophistication of Investor
     -------------------------------
     (a) Investor is acquiring the Shares for Investor's own account, not as a nominee or agent, and not with a view to distributing any of the Shares in violation of federal or state securities laws.

     (b) Investor understands that investment in the Shares is speculative and involves a high degree of risk. Investor is knowledgeable in business and financial matters and is capable of evaluating the merits and risks of an equity investment in Gargoyles.

     (c) Investor understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be sold or otherwise disposed of except pursuant to an effective registration statement filed under the Securities Act or pursuant to an exemption from the Securities Act and are subject to the placing of a restrictive legend on the certificates representing the Shares, and the placement of a stop transfer order with the transfer agent, precluding transfer of the Shares unless these restrictions are complied with. Investor acknowledges that Gargoyles is under no obligation to register any of the Shares under the Securities Act on behalf of Investor except in accordance with the Registration Rights Agreement (Exhibit B hereto).


ARTICLE 5.     GENERAL COVENANTS OF GARGOYLES

     5.1  Expenses
     -------------
     At Closing, Gargoyles shall pay the reasonable fees and expenses of Investor and of legal counsel to Investor incurred in connection with the negotiation and documentation of the Stock Transaction Documents and the transactions contemplated thereby.

     5.2  Registration Rights Agreement
     ----------------------------------
     Gargoyles and the Investor shall enter at the Closing into a registration rights agreement in the form of Exhibit B attached hereto (the "Registration Rights Agreement").


ARTICLE 6.     CONDITIONS TO CLOSING

     6.1  Obligation of Investor to Close
     ------------------------------------
     The obligation of the Investor to purchase the Series A Preferred Stock and to close the transactions contemplated by this Agreement is subject to the satisfaction, or waiver by the Investor, of the following conditions at or prior to the Closing. If the Closing occurs, such conditions shall be deemed to have been satisfied or waived.

     (a) Gargoyles shall have received all required consents or waivers (if any) necessary to execute this Agreement and the other Stock Transaction Documents, to issue the Shares, and to carry out the transactions contemplated herein and therein.

     (b) Gargoyles shall have executed and delivered the Second Amended and Restated Credit Agreement dated as of May 28, 1999, by and between the Investor and Gargoyles, the warranties and representations of Gargoyles set forth therein shall be true and correct in all respects, the conditions therein to the obligation of the Investor shall have been satisfied and no Default or Event of Default by Gargoyles shall exist thereunder.

     (c) Gargoyles shall have received a fairness opinion from Ladenburg Thalmann & Co., Inc. addressed to the Board of Directors of Gargoyles to the effect that the consideration received by Gargoyles for the Series A Preferred Stock issued to the Investor was fair, from a financial point of view, to the holders of the Common Stock of Gargoyles.

     (d) Gargoyles and Investor shall have entered into the Registration Rights Agreement in the form of Exhibit B hereto.

     (e) Gargoyles shall have performed all agreements, obligations and conditions contained in this Agreement that are required to be performed by it on or before the Closing.

     (f) The Chief Executive Officer of Gargoyles shall deliver to Investor at the Closing a certificate certifying that the conditions specified in this
Section 6.1 have been fulfilled and stating that there has been no material adverse change in the business or financial condition of Gargoyles from March 31, 1999 to the Closing Date.

     (g) The offer and sale of the Series A Preferred Stock to such Investors pursuant to this Agreement shall be qualified or exempt from qualification under all applicable federal and state securities laws.

     (h) The Board of Directors of Gargoyles shall have reserved 31,600,342 shares of Common Stock for insurance upon conversion of the Series A Preferred Stock.

     (i) All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto, including evidence of filing with the Secretary of State of the State of Washington of the Certificate, shall be reasonably satisfactory in form and substance to Investor's counsel, and Investor and its counsel shall have received all the counterpart original and certified or other copies of such documents as they may reasonably request.

     (j) Investor shall have received an opinion, dated as of the Closing Date, from Karr Tuttle Campbell in the form of Exhibit C hereto.

     (k) Gargoyles shall have paid the fees and expenses of Investor's legal counsel.

     (l) All members of the Gargoyles' board of directors other than William Ruckleshaus shall have submitted their written resignations from the Board, and such resignations shall be effective upon consummation of the Closing.

     (m) The representations and warranties of Gargoyles in Article 3 hereof shall be true and correct in all respects.

     (n) Investor shall have received such other related documents and certificates as it shall have reasonably requested.

     6.2  Obligation of Gargoyles to Close
     -------------------------------------
     The obligation of Gargoyles to sell the Shares and to close the transactions contemplated by this Agreement is subject to the satisfaction, or waiver by Gargoyles, of the following conditions at or prior to the Closing.
If the Closing occurs, such conditions will be deemed to have been satisfied or waived.

     (a) Gargoyles shall have received all required consents or waivers (if any) necessary to execute the Stock Transaction Documents, to issue the Series A Preferred Stock, and to carry out the transactions contemplated by this Agreement and the Stock Transaction Documents.

     (b) Gargoyles shall have entered into the Second Amended and Restated Credit Agreement dated May 28, 1999, with the Investor providing for credit to Gargoyles on terms and conditions reasonably satisfactory to Gargoyles.

     (c) As consideration for the purchase price of the Series A Preferred Stock, the Investor shall have exchanged existing indebtedness of Gargoyles to Investor in the amount of Ten Million Dollars ($10,000,000).

     (d) Gargoyles shall have received a fairness opinion from Ladenburg Thalmann & Co., Inc. addressed to the Board of Directors of Gargoyles to the effect that the consideration received by Gargoyles for the Series A Preferred Stock issued to the Investor was fair, from a financial point of view, to the holders of the Common Stock of Gargoyles.


ARTICLE 7.     SURVIVAL; INDEMNIFICATION

     7.1  Survival of Representations and Warranties
     -----------------------------------------------
     All representations and warranties contained in this Agreement shall survive for 24 months following the Closing.

     7.2  Indemnification of the Investor
     ------------------------------------
     Gargoyles shall indemnify Investor and each officer, director, employee, agent, stockholder and Affiliate of Investor (collectively, the "Investor Indemnified Parties") from and against, and shall pay or reimburse the Investor Indemnified Parties for, any and all claims, losses, fines, costs, damages or other liabilities, including without limitation reasonable out-of-pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same, net of any insurance proceeds realized in connection therewith (collectively, "Losses"), resulting from or arising out of breach of any covenant of Gargoyles, or any inaccuracy in any representation or warranty of Gargoyles, contained in the Stock Transaction Documents.

     7.3  Indemnification of Gargoyles
     ---------------------------------
     Investor shall indemnify Gargoyles and each officer, director, employee, agent, stockholder and Affiliate of Gargoyles (collectively, the "Gargoyles Indemnified Parties") from and against, and shall pay or reimburse the Gargoyles Indemnified Parties for, any and all Losses resulting from or arising out of breach of any covenant of Investor, or inaccuracy in any representation or warranty of Investor, contained in the Stock Transaction Documents.

     7.4  Indemnification Procedures
     -------------------------------
     In the case of any Legal Proceeding commenced by a third party against a Person entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after the Indemnified Party has actual knowledge of any Legal Proceeding as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of the Indemnifying Party) to assume the defense of that Legal Proceeding, on condition that (a) the counsel for the Indemnifying Party who will conduct the defense of that Legal Proceeding is reasonably satisfactory to the Indemnified Party, and (b) the Indemnified Party may participate in such defense at such Indemnified Party's expense. If, however, control by the Indemnifying Party of the defense of a Legal Proceeding as to which indemnity may be sought would create a conflict of interest between the Indemnifying Party and the Indemnified Party, the Indemnified Party may control its own defense in that Legal Proceeding, and the Indemnifying Party shall pay the Indemnified Party's reasonable fees and expenses of counsel incurred in connection therewith. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment, or enter into any settlement, that provides for injunctive or other non-monetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. If the Indemnifying Party does not accept the defense of any claim as above provided, the Indemnified Party shall have the full right to defend against any such claim, but may not, without the prior written consent of the Indemnifying Party, consent to entry of any judgment or enter into any settlement in connection with any such claim. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Section 7.4 and the records of each shall be available to the other with respect to such defense.


ARTICLE 8.     MISCELLANEOUS

     8.1  Definitions
     ----------------
     As used in this Agreement, the following terms have the following respective meanings:

     "Affiliate" means, with respect to any given Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with that Person. For purposes of the foregoing, "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

     "Closing Date" has the meaning set forth in Section 2.1.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Companies" has the meaning set forth in Section 3.3.

     "Contract" means any written contract, agreement, commitment, note, bond, lease, mortgage, guaranty, license, or any other written contractual obligation or commitment that is binding on any Person or its property.

     "Conversion Common Stock" has the meaning set forth in Section 1.1.

     "Employee Benefit Plan" means any "employee benefit plan" as defined in
Section 3(3) of ERISA and any other material plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any director, officer, employee or consultant (or to any dependent or beneficiary thereof) of any of the Companies maintained by any of the Companies, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements with respect to such director, officer, employee, consultant, dependent or beneficiary.

     "Environmental Claim" means any Legal Proceeding brought by any Person alleging potential liability (including potential liability for Environmental Losses) arising out of, based on, or resulting from (x) the presence, or release into the environment, of any Hazardous Materials at any location, whether or not owned or operated by Gargoyles, or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Law" means any Law relating to the environment, natural resources, or public or employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., the Clean Water Act, 33 U.S.C.
 1251 et seq., the Clean Air Act, 33 U.S.C. 2601 et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C. 2701 et seq., and the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 651 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

     "Environmental Losses" means any and all Losses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and Remedial Action) arising from or under any Environmental Law. "Environmental Permit" means any Permit required under any applicable Environmental Law.

     "Financial Statements" has the meaning set forth in Section 3.7.

     "GAAP" means U.S. generally accepted accounting principles.

     "Gargoyles" refers to Gargoyles, Inc., a Washington company.

     "Gargoyles Indemnified Parties" has the meaning set forth in Section 7.3.

     "Governmental Entity" means any government and political subdivisions thereof, court, arbitral tribunal, administrative agency, or any other governmental or regulatory body, instrumentality or authority, whether domestic (federal, state or local) or foreign.

     "Hazardous Material" means any substance, material or waste which is regulated by any Governmental Entity, including, without limitation, any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

     "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, including any bank overdraft or other similar extension of credit; (ii) any indebtedness evidenced by any note, bond, debenture or other debt security; (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than 30 days past due); (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit); (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse);
(vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss; (vii) any indebtedness secured by a Lien on a Person's assets; and (viii) any unsatisfied obligation for "withdrawal liability" to a "multi-employer plan" as such terms are defined under ERISA.

     "Indemnified Party" has the meaning set forth in Section 7.4.

     "Indemnifying Party" has the meaning set forth in Section 7.4.

     "Intellectual Property" means patents and patent applications, trademarks, trade names, service marks and copyrights, applications for registration of trademarks, trade names, service marks and copyrights, and common law or statutory trade secrets.

     "Investor" means U. S. Bank National Association.

     "Investor Indemnified Parties" has the meaning set forth in Section 7.2.

     "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline of a Governmental Entity.

     "Legal Proceeding" means any action, claim, suit or proceeding, at law or in equity, or any arbitration or administrative or other proceeding, or any investigation.

     "Liens" means liens, pledges, claims, charges, security interests and other restrictions or encumbrances of any nature whatsoever, except for (i) liens for current taxes not yet delinquent or which are being contested in good faith by appropriate proceedings; (ii) statutory liens imposed by law which are incurred in the ordinary course of business for obligations not yet due including those to carriers, warehousemen, laborers and materialmen; (iii) deposits in connection with workers' compensation, unemployment insurance, bids, trade contracts, bonds or leases created in the ordinary course of business ; (iv) easements, rights-of-way and similar liens in the ordinary course of business which do not in any case materially detract from the value or use of the property subject thereto; and (v) liens disclosed on existing title reports or surveys which have previously been made available to the Investor.

     "Losses" has the meaning set forth in Section 7.2.

     "Material Adverse Effect" means a material adverse effect upon the assets, properties, results of operations or financial condition of the Person referred to.

     "Order" means any order, consent, consent order, injunction, judgment, decree, consent decree, ruling, writ, assessment or arbitration award of a Governmental Entity.

     "Permit" means any approval, authorization, registration, consent, license, permit or certificate of or by any Governmental Entity.

     "Person" means any natural person, a sole proprietorship, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust, or any other entity or organization, including a Governmental Entity.

     "Real Property Leases" has the meaning set forth in Section 3.10.

     "Registration Rights Agreement" has the meaning set forth in Section 5.2.

     "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the indoor or outdoor environment or into or out of any property.

     "Remedial Action" means all actions, including, without limitation, any capital expenditures, required or voluntarily undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material or other substance; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring; or (iv) bring facilities on any property owned, operated or leased by Gargoyles and the facilities located and operations conducted thereon into compliance with all Environmental Laws and Environmental Permits.

     "Shares" has the meaning set forth in Section 1.1(b).

     "Series A Preferred Stock" has the meaning set forth in Section 1.1(b).

     "Stock Transaction Documents" has the meaning set forth in Section 3.2.

     "Subsidiaries" has the meaning set forth in Section 3.3.

     "Subsidiary" of any Person means any other Person of which more than 50% of the shares of capital stock (or other ownership interest) having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees or other governing body of that other Person are owned or controlled directly or indirectly by that Person, irrespective of whether or not at the time shares of any other class or classes of capital stock (or other ownership interest) have or might have voting power by reason of the happening of any contingency.

     "Tax" or "Taxes" means all federal, state, local and foreign taxes, charges duties, fees, levies, and other assessments or governmental charges, including but not limited to, income, excise, property, sales, value added, profits, license, withholding (with respect to compensation or otherwise), payroll, employment, net worth, capital gains, transfer, stamp, social security, environmental, occupation and franchise taxes, and including all interest, penalties and additions imposed with respect to such amounts.
"To the knowledge of Gargoyles" means to the actual knowledge of one or more officers of Gargoyles appointed by the Board of Directors of Gargoyles and having direct responsibility for the applicable subject matter.

     8.2  Further Assurances
     -----------------------
     From time to time, as and when reasonably requested by a party to this Agreement or a party to one of the Stock Transaction Documents (each a "Party"), the other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as are within the scope of the obligations undertaken by such Party in the Stock Transaction Documents and which such other Party may reasonably deem necessary to fully effectuate and consummate the transactions contemplated by the Stock Transaction Documents.

     8.3  Finder's Fees
     ------------------
     Each Party represents that it has incurred no obligation to pay a finder's fee or commission in connection with the transactions described in this Agreement. Investor agrees to indemnify and hold harmless Gargoyles from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, partners, employees or representatives is responsible. Gargoyles agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Gargoyles or any of its offers, employees or representatives is responsible.

     8.4  Binding Effect and Assignment
     ----------------------------------
     This Agreement is binding upon and inures to the benefit of Gargoyles and the Investor and their successors and permitted assigns (including transferees of any Shares). Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than Gargoyles and the Investor or their respective successors and assigns (including transferees of any Shares) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.5  Waiver
     -----------
     No amendment, modification or alteration of the terms or provisions of this Agreement is binding unless it is in a writing duly executed by Gargoyles and the Investor. Any term or provision of this Agreement may be waived at any time by a Party entitled to the benefit thereof by a written instrument duly executed by such Party. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay of a Party in exercising or enforcing a right, power or privilege hereunder shall operate as a waiver thereof.

     8.6  Notices
     ------------
     Every notice or other communication required or contemplated by this Agreement must be in writing and sent by one of the following methods: (i) personal delivery, in which case delivery is deemed to occur the day of delivery; (ii) transmission by telecopy with acknowledgment of receipt, in which case delivery is deemed to occur the day of transmission; (iii) certified or registered mail, postage prepaid, return receipt requested, in which case delivery is deemed to occur the day it is officially recorded as delivered to the intended recipient; or (iv) next-day delivery to a U.S. address by recognized overnight delivery service such as Federal Express, in which case delivery is deemed to occur the day of delivery. In each case, a notice or other communication sent to a Party must be directed to the address for that Party set forth below, or to other address designated by that Party by written notice:

     If to the Investor, to:

          U. S. Bank National Association
          U. S. Bank Place, MPFP 2516
          601 Second Avenue South
          Minneapolis, MN  55402-4302
          Attention:  David C. Larsen
          Telephone:  (612) 973-2129
          Facsimile:  (612) 973-2148

     with a copy to:

          Perkins Coie LLP
          1201 Third Avenue, 40th Floor
          Seattle, WA 98101-3099
          Attention:  James D. Gradel
          Telephone:  (206) 583-8888
          Facsimile:  (206) 583-8500

     If to Gargoyles, to:

          Gargoyles, Inc.
          5866 South 194th Street
          Kent, WA  98032
          Attention:     Cynthia L. Pope,
          VP and General Counsel
          Telephone:     (253) 796-2752
          Facsimile:     (253) 872-3317

     8.7  Governing Law; Service of Process
     --------------------------------------
     This Agreement is governed by the laws of the state of Washington, without regard to the conflict of laws provisions thereof. Personal service of process may be effected by any of the means specified in Section 8.6, addressed to the Party to be served. The foregoing shall not limit the rights of either Party to serve process in any other manner permitted by law.

     8.8  Schedules and Exhibits
     ---------------------------
     All schedules and exhibits referred to in this Agreement are incorporated by reference herein and made a part hereof.

     8.9  Section Headings
     ---------------------
     All section headings herein have been inserted for convenience of reference only and in no way modify or restrict any of the terms or provisions hereof.

     8.10 Entire Agreement
     ---------------------
     This Agreement, together with the other agreements explicitly referred to herein, sets forth the entire understanding of the Parties with respect to the transactions provided for herein and therein, and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, relating in any way to the subject matter hereof.

     8.11 Counterparts
     -----------------
     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Gargoyles and Investor have executed this Agreement as of the date set forth above.

                                        GARGOYLES, INC.


                                        ---------------------------
                                        By:  Leo Rosenberger
                                        Chief Executive Officer and
                                        Chief Financial Officer


                                        THE INVESTOR
                                        U. S. Bank National Association


                                        -------------------------------
                                        By:  Name:
                                             Title:

                                                            EXHIBIT A TO STOCK
                                                            PURCHASE AGREEMENT

===============================================================================


                       CERTIFICATE OF DESIGNATION OF
                         RIGHTS AND PREFERENCES OF
                          SERIES A PREFERRED STOCK
                                     OF
                              GARGOYLES, INC.


                       ______________________________

                                May 28, 1999

===============================================================================

                                  CONTENTS
                                  --------

     Section 1.  General Definitions                              1

     Section 2.  Dividend Rights of Preferred Stock               2

     Section 3.  Liquidation Preference                           3
           (a)   In General                                       3
           (b)   Certain Acquisitions                             3
                 (i)     Deemed Liquidation                       3
                 (ii)    Valuation of Consideration               3
                 (iii)   Effect of Noncompliance                  4

     Section 4.  Conversion                                       4
           (a)   Right to Convert                                 5
           (b)   Mechanics of Conversion                          5
           (c)   Adjustment for Stock Splits and
                 Combinations                                     5
           (d)   Adjustment for Certain Dividends and
                 Distributions                                    6
           (e)   Other Distributions                              6
           (f)   Adjustments for Reclassification                 6
           (g)   Certificate as to Adjustments                    7
           (h)   Notices of Record Date                           7
           (i)   No Impairment                                    8
           (j)   Reservation of Stock Issuable Upon
                 Conversion                                       8

Section 5.  Voting Rights                                         9

Section 6.  Covenants                                             9

Section 7.  Consent for Certain Repurchases of Common
            Stock Deemed to be Distributions                     10

Section 8.  Residual Rights                                      10

                                 *  *  *

                              GARGOYLES, INC.

                 CERTIFICATE OF DESIGNATION OF RIGHTS AND
                 PREFERENCES OF SERIES A PREFERRED STOCK OF
                              GARGOYLES, INC.

     Pursuant to Section 23B.06.020(4) of the Washington Business Corporation Act, the undersigned President and Secretary, respectively, of Gargoyles, Inc., a Washington corporation (the "Corporation"), certify that pursuant to the authority granted to and vested in the Board of Directors of the Corporation by the provisions of its Articles of Incorporation and in accordance with the provisions of Section 23B.06.020 of the Washington Business Corporation Act, the Board of Directors has duly adopted the following resolution creating the Series A Preferred Stock of the Corporation.

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article 2.2 of the Corporation's Articles of Incorporation one series of preferred stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated "Series A Preferred Stock", to consist of ten million (10,000,000) authorized shares and, effective as of the date a certificate of designation setting forth a copy of this resolution shall be filed with the Secretary of State of the State of Washington and shall become effective in accordance with the Washington Business Corporation Act, such certificate of designation shall have the effect of amending, and this resolution shall become a part of, Article 2 of the Corporation's Articles of Incorporation.

     The designation, the preferences, relative, optional and special rights, qualifications, limitations and restrictions of the Series A Preferred Stock are as follows:


SECTION 1.  GENERAL DEFINITIONS
-------------------------------

     For purposes of this Certificate, the following definitions shall apply:

     A. "JUNIOR SHARES" shall mean all common stock without par value ("Common Stock") and any other shares of the Corporation other than the Series A Preferred Stock.

     B. "SUBSIDIARY" shall mean any corporation at least fifty percent (50%) of whose outstanding voting shares shall at the time be owned by the Corporation and/or one or more of such subsidiaries.


SECTION 2.  DIVIDEND RIGHTS OF PREFERRED STOCK
-----------------------------------------------
     (a) The holders of the Series A Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends payable in preference and priority to any payment of any dividend on Junior Shares, if, when, and as declared by the Board of Directors. The right to such dividends on the Series A Preferred Stock shall be cumulative, and the right to such dividends shall accrue to holders of Series A Preferred Stock, without interest, in the event that dividends on such shares are not declared or paid in any prior year.

     (b) Dividends on the Series A Preferred Stock shall be at a rate equal to the Dividend Rate (as hereinafter defined) multiplied by $1.00 per share of the Series A Preferred Stock then outstanding, payable in cash out of the assets of the Corporation legally available therefor, quarterly in advance beginning on June 1, 1999 (each such quarterly date being a "Dividend Date"). "Dividend Rate" shall mean a rate of interest per annum equal to the sum of (i) the "reference rate" of Bank (as hereinafter defined) which rate is in effect on the date that is five business days prior to the Dividend Date and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto plus (ii) seventy-five (75) basis points; provided, however, that, notwithstanding the foregoing, in no event shall the Dividend Rate be less than eight percent (8%) per annum. "Bank" shall mean U.
S. Bank National Association or, in the event that such bank shall no longer publicly announce a "reference," "base" or "prime" rate, Wells Fargo Bank, N.A.

     (c) No dividend shall be paid with respect to any Junior Shares unless the holders of the Series A Preferred Stock are first paid (A) all unpaid accumulated dividends at the rate specified in subsection (b), above, plus (B) a dividend per share of Series A Preferred Stock equal to the dividend that would be payable on the number of shares of Common Stock into which each share of Series A Preferred Stock is then convertible pursuant to the provisions of this Section 2.

     (d) In the event that the Corporation shall have unpaid accumulated dividends outstanding immediately prior to, and in the event of, a conversion of Series A Preferred Stock (as provided in Section 4 hereof), the Corporation shall pay in cash to the holder(s) of the Series A Preferred Stock subject to such conversion the full amount of any such dividends.

     (e) Cash dividend on the Series A Preferred Stock is payable only if the Corporation has paid all principal and interest then due and payable on any indebtedness secured by any assets of the Corporation.


SECTION 3.  LIQUIDATION PREFERENCE
-----------------------------------
     (a)  In General
     ---------------
     In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior to and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Junior Shares by reason of their ownership thereof, the amount of $1.00 per share for each share of Series A Preferred Stock then held by them, and, in addition, an amount equal to all unpaid accumulated dividends, if any (the foregoing adjusted to reflect stock splits, stock dividends, recapitalization and the like) on Series A Preferred Stock. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock are insufficient to permit the payment of the full preferential amount to such holders, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to respective amounts fixed for the Series A Preferred Stock upon a liquidation, dissolution or winding up of the Corporation.

     (b)  Certain Acquisitions
     -------------------------
          (i)  Deemed Liquidation
          -----------------------
          For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to occur if the Corporation shall sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of, provided that this Section 3(b)(i) shall not apply to a merger effected solely for the purpose of changing the domicile of the Corporation.

          (ii) Valuation of Consideration
          -------------------------------
          In the event of a deemed liquidation as described in Section 3(b)(i) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

               (1) Securities not subject to investment letter or other similar restrictions on free marketability.

                    (A) If traded on a securities exchange or The Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing.

                    (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing.

                    (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then-outstanding shares of Series A Preferred Stock.

               (2) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Section 3(b)(ii)(1) to reflect the appropriate fair market value thereof, as mutually determined by the holders of at least a majority of the voting power of all then-outstanding shares of Common Stock, and the holders of at least a majority of the voting power of all then-outstanding shares of Series A Preferred Stock.

          (iii)     Effect of Noncompliance
          ---------------------------------
          In the event the requirements of this Section 3(b) are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 4(j)(iv) hereof.


SECTION 4.  CONVERSION
----------------------
     The holders of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     (a)  Right to Convert
     ---------------------
     Each share of Series A Preferred Stock, at the option of its holder, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, at any time after the date of issuance of such share, shall be convertible into 3.1600342 shares of fully paid and nonassessable shares of Common Stock ("the Initial Conversion Ratio"). Such Initial Conversion Ratio shall be subject to adjustment as provided in subsection 4(d), below (as adjusted from time to time, the "Conversion Ratio").

     (b)  Mechanics of Conversion
     ----------------------------
     No fractional shares of Common Stock shall be issued upon conversion of any share of Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled (after aggregating all shares into which shares of Series A Preferred Stock held by such holder could be converted), the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock, as determined by the Board of Directors. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     (c)  Adjustment for Stock Splits and Combinations
     -------------------------------------------------
     If the Corporation at any time or from time to time effects a split or subdivision of the outstanding Common Stock, the Conversion Ratio in effect immediately before that split or subdivision shall be proportionately increased (i.e., the number of shares of Common Stock to be issued per share of Series A Preferred Stock shall be increased), and, conversely, if the Corporation at any time or from time to time combines the outstanding shares of Common Stock, the Conversion Ratio then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this Section 4(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (d)  Adjustment for Certain Dividends and Distributions
     -------------------------------------------------------
     In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in Additional Shares of Common Stock, then and in each such event the Conversion Ratio then in effect shall be increased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Ratio then in effect by a fraction (1) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (2) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Ratio shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Ratio shall be adjusted pursuant to this Section 4(d) as of the time of actual payment of such dividends or distributions.

     (e)  Other Distributions
     ------------------------
     In the event the Corporation shall declare a distribution to holders of Common Stock payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(c) or 4(d), then, in each such case for the purpose of this Section 4(e), the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

     (f)  Adjustments for Reclassification
     -------------------------------------
     If the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or a stock dividend, as provided for elsewhere in this Section 4), then and in any such event each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reclassification or change, all subject to further adjustment as provided herein.

     (g)  Certificate as to Adjustments
     ----------------------------------
     Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section 4, the Corporation at its expense promptly shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Ratio in effect at the time, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

     (h)  Notices of Record Date
     ---------------------------
     In the event that the Corporation shall propose at any time:

          (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

          (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

          (iii) to effect any reclassification or recapitalization of its outstanding Common Stock involving a change in the Common Stock; or

          (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of the Series A Preferred Stock:

               (1) at least fifteen (15) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights and a description thereof (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

               (2) in the case of the matters referred to in (iii) and (iv) above, at least fifteen (15) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).
Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Series A Preferred Stock at the address for each such holder as shown on the books of the Corporation.

     (i)  No Impairment
     ------------------
     The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock against impairment.

     (j)  Reservation of Stock Issuable Upon Conversion
     --------------------------------------------------
     The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.


SECTION 5.  VOTING RIGHTS
--------------------------
     Except as otherwise required by law, each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such Series A Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock (except as otherwise expressly provided herein or as required by law, voting together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote), and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of the Corporation.


SECTION 6.  COVENANTS
----------------------
     In addition to any other rights provided by law, so long as any shares of Series A Preferred Stock shall be outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series A Preferred Stock voting as a class:

     (a) amend or repeal any provision of, or add any provision to, this Corporation's Articles of Incorporation or Bylaws or to the Certificate;

     (b)  authorize or issue shares of any debt or equity security;

     (c)  merge, consolidate or reorganize with any other corporation;

     (d) liquidate or sell or convey or otherwise dispose of all or any material portion of the property or business of the Corporation or any Subsidiary;

     (e) pay or declare any dividend or any Junior Shares (except dividends payable solely in shares of Common Stock);

     (f) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal approved by a disinterested majority of the Board;

     (g) reclassify any securities into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of Series A Preferred Stock;

     (h)  effect any recapitalization; or

     (i) take any other action within the meaning of a "significant business transaction" as defined in RCW 23B.19.020(15).


SECTION 7. CONSENT FOR CERTAIN REPURCHASES OF COMMON STOCK DEEMED TO BE DISTRIBUTIONS
-------------------------------------------------------------------------
     Each holder of an outstanding share of Series A Preferred Stock shall be deemed to have consented, for purposes of RCW 23B.06.400 of the Washington Business Corporation Act, to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the Corporation and such persons, provided, however, that the foregoing shall apply to any such agreement that either exists as of the date of this certificate or shall have been approved by the vote of the holders of the majority of the Series A Preferred Stock outstanding as of the date any such agreement shall be entered into subsequent to the date hereof.


SECTION 8.  RESIDUAL RIGHTS
---------------------------
     All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

     IN WITNESS WHEREOF, the above named officers, acting for and on behalf of Gargoyles, Inc. have executed and subscribed this Certificate and do affirm the foregoing as true under penalties of perjury this _____ day of May, 1999.

                                   Gargoyles, Inc.


                                   By _____________________________
                                        Leo Rosenberger
                                        Chief Executive Officer and
                                        Chief Financial Officer
ATTEST:

By   _________________________________
     Name:  __________________________
     Title:  _________________________


                                  *  *  *

                                                            EXHIBIT B TO STOCK
                                                            PURCHASE AGREEMENT

==============================================================================
                                GARGOYLES, INC.
                         REGISTRATION RIGHTS AGREEMENT



                                  May 28, 1999

==============================================================================

                             TABLE OF CONTENTS
                             -----------------

SECTION 1.  CERTAIN DEFINITIONS                                        1

SECTION 2.  REGISTRATION RIGHTS                                        3

      2.1   Requested Registration                                     3
            (a)  Request for Registration                              3
            (b)  Underwriting                                          4
      2.2   Corporation Registration                                   5
            (a)  Registration                                          5
            (b)  Underwriting                                          6
      2.3   S-3 Registrations                                          6
      2.4   Expenses of Registration                                   7
      2.5   Registration Procedures                                    8
      2.6   Indemnification                                            9
      2.7   Information by Holder                                     12
      2.8   Rule 144 Reporting                                        12
      2.9   Termination of Registration Rights                        12

SECTION 3.  HOLDERS' RIGHTS OF FIRST REFUSAL                          13

      3.1   Rights                                                    13
      3.2   Notification                                              13
      3.3   Waiver                                                    13
      3.4   Issuance                                                  14
      3.5   Excluded Securities                                       14
      3.6   Termination                                               15

SECTION 4.  MISCELLANEOUS                                             15

      4.1   Governing Law                                             15
      4.2   Successors and Assigns                                    15
      4.3   Entire Agreement; Amendment                               15
      4.4   Notices, etc.                                             15
      4.5   Delay or Omissions                                        16
      4.6   Counterparts                                              17
      4.7   Severability                                              17
      4.8   Attorneys' Fees                                           17

                               GARGOYLES, INC.
                        REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT is made as of May 28, 1999 (the "Agreement") by and between GARGOYLES, INC., a Washington corporation (the "Corporation"), and U.S. BANK NATIONAL ASSOCIATION (the "Investor").

                                    RECITALS

     Whereas, the Corporation desires to sell and issue to the Investor, and the Investor desires to purchase Ten Million (10,000,000) shares (the "Shares") of Series A Preferred Stock of the Corporation pursuant to the Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement").

     Whereas, the Shares are, by their terms, convertible into shares of common stock, no par value, of the Corporation.

     Whereas, to induce the Investor to purchase the Shares pursuant to the Stock Purchase Agreement, the Corporation desires to grant to the Investor the registration and other rights set forth herein.

                               A G R E E M E N T

     In consideration of the foregoing and the promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


SECTION 1.  CERTAIN DEFINITIONS
--------------------------------
     As used in this Agreement the following terms shall have the following respective meanings:

          "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "AFFILIATE" shall mean any entity who is controlled by, who controls or who is under common control with a person.

          "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "COMMON STOCK" shall mean the Common Stock, no par value, of the Corporation.

          "CONVERSION SHARES" means the Common Stock issued or issuable upon conversion of the Shares.

          "HOLDER" or "HOLDERS" shall mean the Investor and its permitted assignees hereunder.

          "INITIATING HOLDERS" shall mean one or more of the Holders who in the aggregate are holders of not less than 30% of the Registrable Securities and who request registration pursuant to this Agreement.

          "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "REGISTRABLE SECURITIES" shall mean all or any portion of (i) the Shares (except that the Shares may not be registered prior to January 1, 2001),
(ii) the Conversion Shares; (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other Security which is issued as) a dividend or other distribution in respect of, in exchange for or in replacement of the Conversion Shares or the Shares; and (iv) any other Common Stock of the Corporation acquired by the Investor. Securities previously sold to the public pursuant to a registered public offering or Rule 144 of the Securities Act shall cease to be Registrable Securities.

          "REGISTRABLE SECURITIES THEN OUTSTANDING" means the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible Securities which shares are, Registrable Securities.

          "REGISTRATION EXPENSES" shall mean all expenses incurred in complying with registrations, filings or qualifications under Sections 2.1 and 2.2, and the first two registrations pursuant to Section 2.3 hereof, including, without limitation, all registration, qualification and filing fees, accounting fees, printing expenses, escrow fees, fees and disbursements of counsel for the Corporation and the reasonable fees and expenses of one special counsel for the Holders, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the underwriting discount and commissions and stock transfer taxes).

          "SECURITIES" shall mean (i) the Corporation's equity or debt securities; (ii) rights, options or warrants to subscribe for, purchase or otherwise acquire any equity or debt security of the Corporation; and (iii) any agreement or commitment to issue any of the foregoing.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale and, except to the extent included in Registration Expenses, all fees and disbursements of counsel for any Holder.


SECTION 2.  REGISTRATION RIGHTS
--------------------------------
     2.1  Requested Registration
     ---------------------------
          (a)  Request for Registration
          -----------------------------
          If the Corporation shall receive from Initiating Holders a written request that the Corporation effect any registration with respect to all or a part of the Registrable Securities, and only in the event that the anticipated aggregate offering price of the Registrable Securities proposed to be registered equals or exceeds $3,000,000 (based on the closing price of the Common Stock as reported on the Nasdaq National Market or as evidenced by either a written bona fide offer to purchase or underwriting commitment), the Corporation will:

               (i) Within ten (10) days of the receipt thereof, give written notice of such request for registration to all other Holders; and

               (ii) use its best efforts to effect such registration as soon as practicable, as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such original request of the Initiating Holders and in requests in writing of any other Holders received by the Corporation within twenty (20) days after mailing of such written notice from the Corporation by first-class mail, postage prepaid; PROVIDED, HOWEVER, that the Corporation shall not be obligated to take any action to effect any such registration pursuant to this
Section 2.1 after the Corporation has effected two such registrations pursuant to this Section 2.1 and such registrations have been declared or ordered effective by the Commission.

          Subject to the immediately preceding proviso, the Corporation shall file a registration statement covering the Registrable Securities so requested pursuant to this Section 2.1(a); PROVIDED, HOWEVER, that if the Corporation shall furnish to the Initiating Holders a certificate signed by the President or Chief Executive Officer of the Corporation stating that the Board of Directors of the Corporation has determined in its good faith judgment that it would be seriously detrimental to the Corporation and its stockholders for such registration statement to be filed at such time, the Corporation shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders (provided that such right shall not be used more than twice in any 12-month period).

          (b)  Underwriting
          -----------------
          If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as part of their request made pursuant to Section 2.1 and the Corporation shall include such information in the written notice referred to in Section 2.1(a)(i). The right of each Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

          The Corporation shall (together with any other parties proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative(s) of the underwriter(s) (collectively, the "UNDERWRITER'S REPRESENTATIVE") selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 2.1, if the Underwriter's Representative advises the Initiating Holders in writing that it has determined in good faith that the marketing factors require a limitation of the number of shares to be underwritten, the Corporation and the Underwriter's Representative shall so advise the Initiating Holders and all Holders of Registrable Securities, and the Underwriter's Representative may limit the number of Registrable Securities to be included in the registration and underwriting on a pro rata basis based upon the total number of securities (including, without limitation, Registrable Securities) entitled to registration held by the Holders exercising their respective registration rights under Section 2.1(a); PROVIDED, HOWEVER, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities proposed to be sold by persons other than the Holders exercising their respective registration rights under Section 2.1(a) are first entirely excluded from the underwriting. The number of securities to be included by any Holder or other person may, in the discretion of the underwriters, be rounded to the nearest one hundred (100) shares. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

          If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Corporation, the Underwriter's Representative and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other participating Holders may be included in such registration (up to the maximum of any limitation imposed by the Underwriter's Representative), then the Corporation shall allocate such greater number of Registrable Securities to such Holders in proportion, as nearly as practicable, to the respective amount of Registrable Securities held by such participating Holders.

          If the Underwriter's Representative has not limited the number of Registrable Securities to be underwritten, the Corporation may include securities for its own account or for the account of other stockholders of the Corporation in such registration if the Underwriter's Representative so agrees.

     2.2  Corporation Registration
     -----------------------------
          (a)  Registration
          -----------------
          If at any time or from time to time, the Corporation shall determine to register any of its Securities, either for its own account or the account of a security Holder or Holders exercising their respective demand registration rights, other than (i) a registration on Form S-8 (or a similar or successor form) relating solely to employee stock option, stock purchase or other benefit plans, or (ii) a registration on Form S-4 (or similar or successor form) relating solely to a Securities and Exchange Commission Rule 145 transaction, the Corporation will:

               (x)  promptly give to each Holder written notice thereof; and

               (y) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after mailing of written notice by the Corporation, by any Holder or Holders, except as set forth in Section 2.2(b) below.

          (b)  Underwriting
          -----------------
          If the registration of which the Corporation gives notice is for a registered public offering involving an underwriting, the Corporation shall so advise the Holders as a part of the written notice given pursuant to
Section 2.2(a)(x). In such event the right of any Holder to registration pursuant to Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

          All Holders proposing to distribute their securities through such underwriting shall (together with the Corporation and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Corporation. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, on a pro rata basis based on the total number of Securities (including, without limitation, Registrable Securities) entitled to registration pursuant to registration rights granted to the participating Holders by the Corporation, but in no event shall the amount of Securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of Securities included in such offering. The number of Securities to be included by any Holder or other person may, in the discretion of the underwriters, be rounded to the nearest one hundred (100) shares. No Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

          If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Corporation and the underwriter. Any Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          If the underwriter has not limited the number of shares to be underwritten for the Corporation's account and the account of the Holders, the Corporation may include Securities for the account of employees, officers, directors and consultants.

     2.3  S-3 Registrations
     ----------------------
     If the Corporation is requested (and qualifies under applicable Commission rules) to undertake a Form S-3 or equivalent short-form registration, regardless of its designation, and any related qualification or compliance, of Securities by the Holders of at least 20% of the Registrable Securities then outstanding for an offering estimated to result in aggregate offering proceeds of at least $1,000,000 (before deduction of any discounts and underwriting expenses), the Corporation shall promptly give notice of such proposed registration to all Holders of Registrable Securities and the Corporation shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3 of the Registrable Securities which the Corporation has been requested to register (i) in each request and (ii) in any response given within twenty (20) days to a notice from the Corporation pursuant to this
Section 2.3. Notwithstanding the foregoing, however, such registration shall be subject to the following:

          (a) The Corporation shall not be required to effect more than two such registrations pursuant to this Section 2.3 in any twelve (12) month period.

          (b) The Corporation shall not be required to effect a registration pursuant to this Section 2.3 within one hundred eighty (180) days of the effective date of any registration referred to in Section 2.2 in which the Holders of Registrable Securities requesting registration pursuant to this
Section 2.3 were entitled to participate to the fullest extent they desired pursuant to Section 2.2.

     The Corporation may include in the registration under this Section 2.3 any other shares of Common Stock (including issued and outstanding shares of Common Stock as to which the Holders thereof have contracted with the Corporation for company registration rights set forth in Section 2.2) so long as the inclusion in such registration of such shares will not, in the opinion of the managing underwriter (or in the reasonable opinion of the Corporation in the event that the offering is not underwritten), interfere with the successful marketing in accordance with the intended method of sale or other disposition of all the shares of Registrable Securities sought to be registered by the Holder or Holders of Registrable Securities pursuant to this Section 2.3. If it is determined as provided above that there will be such interference, the other shares of Common Stock sought to be included by the Corporation shall be excluded to the extent deemed necessary by the managing underwriter, and all other shares of Common Stock held by other parties shall be excluded before the exclusion of any shares of Registrable Securities held by the Holders who desire to have their shares included in the registration and offering. If, as contemplated above, and after excluding all other shares of Common Stock held by other parties, shares of the Common Stock of the Holders are to be excluded, the number of shares of Common Stock of each participating Holder which are to be excluded shall be proportionate to the number of shares which such Holder is seeking to register.

     2.4  Expenses of Registration
     -----------------------------
     All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to the Sections 2.1 and 2.2, and the first two registrations pursuant to Section 2.3 shall be borne by the Corporation; and, unless otherwise stated, all Selling Expenses relating to Securities registered by the Holders shall be borne by the Holders of such Securities pro rata on the basis of the number of shares so registered.

     2.5  Registration Procedures
     ----------------------------
     In the case of each registration, qualification or compliance effected by the Corporation pursuant to this Section 2, the Corporation will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Corporation shall, at its expense and as expeditiously as reasonably possible:

          (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever occurs first.

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request to facilitate the disposition of all securities covered by such registration statement.

          (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such states and jurisdictions as shall be reasonably requested by the Holders, provided that the Corporation shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

          (f) Notify each Holder of Registrable Securities covered by such registration statement, during the time when a prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) At the request of any Holder selling Registrable Securities in such registration, furnish on the date that such Registrable Securities are delivered to the underwriters for sale in connection with such registration
(i) an opinion, dated such date, of legal counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given by company counsel to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter, dated such date, from the independent certified public accountants of the company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

          (h) Apply to list the Registrable Securities being registered on any national securities exchange on which a class of the Corporation's equity securities is listed or qualify the Registrable Securities being registered for inclusion on the Nasdaq National Market if the Corporation does not have a class of equity securities listed on a national securities exchange.

     2.6  Indemnification
     --------------------
          (a) The Corporation will, and does hereby undertake to, indemnify and hold harmless each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including settlement of any litigation, commenced or threatened, to which they may become subject under the Securities Act, the 1934 Act, or other federal or state law, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus (preliminary or final), offering circular or other document or amendments thereto, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arising out of or any violation by the Corporation of the Securities Act, the 1934 Act or any other federal, state or common law rule or regulation applicable to the Corporation, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Corporation by an instrument executed by such Holder or underwriter expressly for use in connection with such registration.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the Securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Corporation, each of its directors and officers, agents and employees, each underwriter, if any, of the Corporation's Securities covered by such a registration statement, each person who controls the Corporation or such underwriter within the meaning of
Section 15 of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof to which they may become subject) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or amendments thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Corporation, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Corporation by an instrument executed by such Holder expressly for use in connection with such registration; PROVIDED, HOWEVER, that the obligations of such Holders hereunder shall be limited to an amount equal to the net proceeds to each such Holder of Registrable Securities from the sale of such Registrable Securities as contemplated herein.

          (c) Each party entitled to indemnification under this Section 2.6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall deliver written notice to the Indemnifying Party of commencement thereof. The Indemnifying Party, at its sole option and expense, may participate in or assume the defense of any such claim or any litigation resulting therefrom with counsel reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at Indemnified Party's expense; PROVIDED, HOWEVER, that the Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of the Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in the proceeding.. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such litigation. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term a release from all liability in respect to such claim or litigation by the claimant or plaintiff to such Indemnified Party.

          (d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any expense, claims, losses, damages, liabilities or other indemnifiable amounts under this Section 2.6 (collectively, "LOSSES"), then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the indemnified party on the other in connection with the statements, omissions or violations that resulted in such Losses as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this
Section 2.6(d) exceed the net proceeds to such Holder in the registration, except in the case of willful fraud by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the statement, omission or violation resulting in such Losses relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, omission or violation.

          (e)  The obligations of the Corporation and Holders under this
Section 2.6 shall survive the completion of any offering of Registrable Securities and the termination of registration rights pursuant to this Section 2.

     2.7  Information by Holder
     --------------------------
     Each Holder of Registrable Securities included in any registration shall furnish to the Corporation such information regarding such Holder and the distribution proposed by such Holder as the Corporation may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

     2.8  Rule 144 Reporting
     -----------------------
     With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, the Corporation agrees to:

          (a) Maintain the registration of its Common Stock under Section 12(g) of the 1934 Act;

          (b) Make and keep public information available regarding the Corporation, as these terms are understood and defined in Rule 144 under the Securities Act, at all times after the date hereof;

          (c) File with the Commission in a timely manner all reports and other documents required of the Corporation under the Securities Act and the 1934 Act; and

          (d) Furnish to any Holder, so long as such Holder owns any Registrable Securities, forthwith upon request, a written statement as to compliance by the Corporation with the reporting requirements of Rule 144 and of its compliance with the Securities Act and the 1934 Act; the Corporation shall provide forthwith upon written request a copy of the most recent annual or quarterly report of the Corporation, and such other reports, documents and information of the Corporation as any Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Securities without registration.

     2.9  Termination of Registration Rights
     ---------------------------------------
     The registration rights and related rights granted pursuant to Section 2 shall terminate as to each Holder upon the occurrence of the earlier of the following:

          (a)  Ten (10) years after the date hereof; or

          (b) At such time as all Restricted Securities held by such Holder or its permitted transferee can be sold within a given three (3) month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) (or its successor provision).


SECTION 3.  HOLDERS' RIGHTS OF FIRST REFUSAL
---------------------------------------------
     3.1  Rights
     -----------
          (a) If, at any time prior to the expiration of the period set forth in Section 3.6 below, the Corporation should desire to issue any Securities in a transaction not registered under the Securities Act, it shall give each Holder the first right to purchase such Holder's Pro Rata Share (as defined below), of all of such Securities on the same terms and at the same price as the Corporation is willing to sell such Securities to any other person. A Holder's "PRO RATA SHARE" of the Securities shall be equal to that percentage of the outstanding Common Stock of the Corporation held by such Holder, on the date of the Corporation's written notification referred to in Section 3.2 below.

          (b) For purposes of this Section 3.1, the Common Stock of the Corporation held by a Holder shall be adjusted for stock dividends, stock splits, stock combinations, recapitalizations and the like, and shall be deemed to include shares of Common Stock issued or issuable upon conversion of the Shares or upon the conversion or exercise of any other Securities of the Corporation on an as-converted basis.

     3.2  Notification
     -----------------
     Prior to any sale or issuance by the Corporation of any Securities, the Corporation shall notify each Holder, in writing, of its intention to sell and issue such Securities, setting forth in reasonable detail the terms, price and description under which it proposes to make such sale. Within twenty (20) days thereafter, each Holder shall notify the Corporation whether it will exercise its option and elects to purchase its Pro Rata Share (or any part thereof) of the Securities so offered.

     3.3  Waiver
     -----------
     If, within twenty (20) days after the Corporation gives notice pursuant to
Section 3.2 above, a Holder does not notify the Corporation that it desires to purchase all of its Pro Rata Share of the Securities described in such notice upon the terms and conditions set forth therein, the Corporation may, during a period of one hundred eighty (180) days following the end of such twenty (20)- day period, sell and issue such Securities as to which such Holder does not indicate a desire to purchase to another person upon the same terms and conditions as those set forth in the notice to the Holder but at a price at least as great as the price offered to the Holders; provided, however, that failure by a Holder to exercise its option to purchase with respect to one offering, sale and issuance shall not affect its option to purchase Securities in any subsequent offering, sale and purchase. In the event the Corporation has not sold the Securities, or entered into a binding agreement to sell the Securities, within such one hundred eighty (180)-day period, the Corporation shall not thereafter issue or sell any Securities without first offering such Securities to the Holders in the manner provided above.

     3.4  Issuance
     -------------
     If a Holder gives the Corporation notice that it desires to purchase any of the Securities offered by the Corporation, payment for the Securities shall be by check or wire transfer, against delivery of the Securities at the executive offices of the Corporation within ten (10) days after giving the Corporation such notice, or if later, the closing date for the sale of such Securities. The Corporation shall take all such action as may be required by any regulatory authority in connection with the exercise by any Holders of the right to purchase Securities as set forth in this Section 3, but the right of Holders is subject to the Corporation's compliance with regulatory requirements.

     3.5  Excluded Securities
     ------------------------
     The right of first refusal contained in this Section 3 shall not apply to the following:

          (a) the issuance by the Corporation of shares of Common Stock to officers, directors, or employees of, or consultants or contractors to, the Corporation pursuant to stock purchase or stock option plans or agreements approved by the Corporation's Board of Directors (of which 539,317 shares of Common Stock are reserved for issuance under such plans and agreements as of the date of this Agreement);

          (b) the issuance of Securities in connection with the acquisition of a third party, by merger, or acquisition of more than fifty-one percent (51%) of the outstanding shares or substantially all of the assets of such third party approved by directors representing the Shares sold pursuant to the Stock Purchase Agreement;

          (c)  the issuance of Conversion Shares;

          (d) the issuance of Securities pursuant to currently outstanding options, warrants, notes, or other rights to acquire Securities of the Corporation; or
(e) the issuance of Securities by means of stock splits, stock dividends or like transactions unanimously approved by the Corporation's Board of Directors.

     3.6  Termination
     ----------------
     The right of first refusal contained in this Section 3 shall terminate as to a Holder at the time when such Holder ceases to own at least 100,000 shares of Common Stock (determined in the manner contemplated by Section 3.1(b) above).


SECTION 4.  MISCELLANEOUS
--------------------------
     4.1  Governing Law
     ------------------
     This Agreement shall be governed in all respects by the laws of the state of Washington without regard to its conflict of law provisions.

     4.2  Successors and Assigns
     ---------------------------
     The provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and the respective successors, permitted assigns, heirs, executors and administrators of the parties hereto. The rights specified in
Section 2 and may not be assigned except (i) to a transferee or assignee of more than 200,000 shares of the Registrable Securities or shares of Common Stock (as determined in the manner contemplated by Section 3.1(b)) held by a Holder; (ii) to an Affiliate of a Holder or to any other Holder; (iii) to a successor entity to a Holder pursuant to a reorganization or recapitalization of such Holder; or (iv) pursuant to a transfer to a Holder's ancestors or descendants or spouse or to a trustee for their benefit. The transferring Holder agrees to give notice of any such assignment to the Corporation, including the name and address of such transferee or assignee, within a reasonable time after such assignment.

     4.3  Entire Agreement; Amendment
     --------------------------------
     This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement may only be amended or waived by a writing signed by all parties to this Agreement; provided, however, that Holders holding in the aggregate a majority of the Registrable Securities then outstanding acting together may amend or waive, on behalf of all the Holders, any provisions hereof benefiting the Holders as a class so long as the effect thereof will be that all Holders will be treated equally.

     4.4  Notices, Etc.
     ------------------
     Every notice or other communication required or contemplated by this Agreement must be in writing and sent by one of the following methods: (i) personal delivery, in which case delivery is deemed to occur the day of delivery; (ii) transmission by telecopy with acknowledgment of receipt, in which case delivery is deemed to occur the day of transmission; (iii) certified or registered mail, postage prepaid, return receipt requested, in which case delivery is deemed to occur the day it is officially recorded as delivered to the intended recipient; or (iv) next-day delivery to a U.S. address by recognized overnight delivery service such as Federal Express, in which case delivery is deemed to occur the day of delivery. In each case, a notice or other communication sent to a party must be directed to the address for that party set forth below, or to other address designated by that party by written notice:

If to the Investor, to:            U.S. Bank National Association
                                   U.S. Bank Place, MPFP 2516
                                   601 Second Avenue South
                                   Minneapolis, MN  55402-4302
                                   Attention:  David C. Larsen
                                   Telephone:  (612) 973-2129
                                   Facsimile:  (612) 973-2148

with a copy to:                    Perkins Coie LLP
                                   1201 Third Avenue, 40th Floor
                                   Seattle, WA 98101-3099
                                   Attention:  James D. Gradel
                                   Telephone:  (206) 583-8888
                                   Facsimile:  (206) 583-8500

If to Corporation, to:             Gargoyles, Inc.
                                   5866 South 194th Street
                                   Kent, WA  98032
                                   Attention:  Cynthia L. Pope,
                                        VP and General Counsel
                                   Telephone:  (253) 796-2752
                                   Facsimile:  (253) 872-3317

     4.5  Delay or Omissions
     -----------------------
     No delay or omission to exercise any right, power or remedy accruing to any Holder upon any breach or default of the Corporation under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of such Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Holders, shall be cumulative and not alternative.

     4.6  Counterparts
     -----------------
     This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Agreement.

     4.7  Severability
     -----------------
     In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     4.8  Attorneys' Fees
     --------------------
     If any suit or action arising out of or related to this Agreement is brought by any party, the prevailing party or parties shall be entitled to recover the costs and fees (including without limitation reasonable attorneys' fees, the fees and costs of experts and consultants, copying, courier and telecommunication costs, and deposition costs and all other costs of discovery) incurred by such party or parties in such suit or action, including, without limitation, any post-trial or appellate proceeding.

     The foregoing Registration Rights Agreement is hereby executed as of the date first above written.

                                   HOLDER:

                                   U.S. BANK NATIONAL ASSOCIATION


                                   By  ___________________________
                                        Name:_____________________
                                        Title:____________________
                                        Address:__________________
                                        __________________________
                                        __________________________

                                   GARGOYLES, INC.


                                   By  ____________________________
                                        Leo Rosenberger
                                        Chief Executive Officer and
                                        Chief Financial Officer

                                        5866 S. 194th St.
                                        Kent, WA 98032